Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

      We hereby consent to the incorporation by reference in this Amendment No. 2 to the Registration Statement on Form F-4 of Sanofi-Synthélabo of our report dated March 22, 2004, relating to the consolidated financial statements of Sanofi-Synthélabo, which appears in Exhibit 99.1 to its Current Report on Form 6-K, furnished to the SEC on March 23, 2004, and of our report dated February 18, 2003, except for Note F as to which the date is June 23, 2003, relating to the consolidated financial statements of Sanofi-Synthélabo, which appears in its Annual Report on Form 20-F for the year ended December 31, 2002. We also consent to the references to us under the headings “Summary Selected Historical Consolidated Financial Data of Sanofi-Synthélabo” and “Experts” in such Registration Statement.

PricewaterhouseCoopers Audit

/s/ JACQUES DENIZEAU	/s/ JEAN-CHRISTOPHE GEORGHIOU

Represented by Jacques Denizeau and Jean-Christophe Georghiou

Paris, France

March 29, 2004